CRITEO EXECUTES PURCHASE AGREEMENT TO ACQUIRE IPONWEB,
A MARKET-LEADING ADTECH PLATFORM COMPANY

NEW YORK – December 22, 2021 - Criteo S.A. (NASDAQ: CRTO) (“Criteo”), the global technology company that provides the world's leading Commerce Media Platform, today announced the execution of the purchase agreement to acquire IPONWEB, a market-leading AdTech company with world-class media trading capabilities, on December 22, 2021.

As previously announced, on December 9, 2021, Criteo entered into exclusive negotiations to acquire the business of IPONWEB Holding Limited for $380 million in a combination of cash and CRTO treasury shares. The purchase agreement was successfully executed following the completion of the information and consultation process of Criteo’s works council on December 14, 2021.

With this strategic acquisition, Criteo accelerates its Commerce Media Platform vision to offer better control to its enterprise marketers – and their agency partners – by leveraging IPONWEB’s well-established DSP and SSP solutions. The acquisition also expands media owner monetization opportunities and provides critical services for first-party data management across the ecosystem. Together with IPONWEB, Criteo will distinguish itself as the commerce media partner of choice on the open internet for the post third-party cookie and identifier world.

Closing of the transaction is expected in the first quarter of 2022, subject to customary regulatory approvals.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including regarding the potential closing of the acquisition of IPONWEB, integrated product capabilities, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of our strategic plans, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in Criteo’s filings with the U.S. Securities and Exchange Commission ("SEC") and reports, including Criteo's Annual Report on Form 10-K filed with the SEC on February 26, 2021, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by Criteo.

Importantly, at this time, the COVID-19 pandemic continues to have an impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the COVID-19 pandemic.

Except as required by law, Criteo undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company that provides the world's leading Commerce Media Platform. 2,700 Criteo team members partner with 22,000 marketers and thousands of media owners around the globe to activate the world's largest set of commerce data to drive better commerce outcomes. By powering trusted and impactful advertising, Criteo brings richer experiences to every consumer while supporting a fair and open internet that enables discovery, innovation and choice. For more information, please visit criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, SVP, Market Relations & Capital Markets, e.lassalle@criteo.com
Melanie Dambre, Director, Investor Relations, m.dambre@criteo.com

Criteo Public Relations
Maribel Henriquez, Senior Communications Manager, m.henriquez@criteo.com
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